Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-213146) and related Prospectus of Transocean Ltd. for the registration of 22,696,505 of its shares and to the incorporation by reference therein of our report dated February 24, 2016, with respect to the consolidated financial statements of Transocean Partners LLC and subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Houston, Texas

September 13, 2016